Exhibit 10.1

DOMINION HOMES, INC.

AMENDED AND RESTATED INCENTIVE GROWTH PLAN

NOTICE OF ELIGIBILITY AND PARTICIPATION AGREEMENT - 2005

To:	Douglas G. Borror

From:	Dominion Homes, Inc., Compensation Committee

Re:	Dominion Homes, Inc. Incentive Growth Plan

The Compensation Committee has designated you as a participant in the Dominion Homes, Inc. Incentive Growth Plan (“Plan”).

Our shareholders adopted the Plan [1] to provide incentive compensation to our most senior officers and [2] to ensure that the Company may deduct that incentive compensation when calculating its taxable income. To achieve these objectives, both you, as a Plan participant, and the Company must comply with procedures imposed by the IRS. This Notice describes those procedures. Please read this Notice carefully to ensure that you completely understand what must happen if you are to earn incentive compensation for 2005 and when this compensation, if earned, will be paid.

Note: As a condition of eligibility, you must return a signed copy of this form (see Section 3.00) to the Company’s Compensation Committee at the address shown in Section 3.00.

1.00 Your incentive compensation will be paid if certain conditions are met . . .

The Plan (and the IRS) require that the Compensation Committee establish:

•	The conditions that must be met if you are to receive incentive compensation under the Plan (“Performance Criteria”);

•	The period over which the Performance Criteria are to be met (“Performance Cycle”); and

•	The amount you will receive if the Performance Criteria are met.

1.01 The Company must achieve certain financial goals

Your incentive compensation for 2005 will depend on the Company’s net income and customer satisfaction for the 2005 Performance Cycle. As described in Section 1.03, your incentive compensation has been allocated between each of these two elements.

1.02 And, these goals must be met during a limited period of time . . .

The Performance Cycle will be the Company’s 2005 fiscal year.

1.03 If these conditions are met, you will receive incentive compensation . . .

If the Performance Criteria described in Section 1.03[1] are met at any time during the 2005 Performance Cycle (see Section 1.02), you will receive the incentive compensation described in this section, subject to forfeiture as described in Section 1.03[4].

If the Performance Criteria described in Section 1.03[2] are met at the end of the 2005 Performance Cycle (see Section 1.02), you will receive the incentive compensation described in this section.

[1] Net Income Performance Criteria

If the Net Income Performance Criteria is met, you will receive incentive compensation in the following amount:

Category	Net Income Achieved	Incentive Compensation Paid
Target	100% of Target Net Income	$0
Stretch	180% of Target Net Income	$480,000
Exceptional	300% of Target Net Income	$720,000

[2] Customer Satisfaction Performance Criteria

If the Customer Satisfaction Performance Criteria (as measured by affirmative customer survey responses to the question “Would you recommend us to a friend?”) is met at the end of the Performance Cycle, you will receive incentive compensation in the following amount:

Category	Customer Satisfaction Achieved	Incentive Compensation Paid
Target	94%	$0
Stretch	95%	$120,000
Exceptional	96%	$180,000

[3] Limitation

If the Company’s net income or customer satisfaction fall between the levels specified in Section 1.03[1] or [2], you will receive the amount associated with the next lowest stated increment (no incremental bonus amounts will be paid).

[4] Forfeiture

If, after you have been paid your incentive compensation for 2005, the Company restates its net income such that the Net Income Performance Criteria specified in Section 1.03[1] was not met during the Performance Period (or the Compensation Committee otherwise determines that the Net Income Performance Criteria was not met during the Performance Period), you must repay to the Company the incentive compensation you received pursuant to Section 1.03[1] within 30 days of the restatement or the Compensation Committee’s determination.

2.00 There are a few other rules . . .

The Plan imposes a few additional rules that may affect your incentive compensation:

•	If you die, Retire (i.e., terminate employment after age 55) or become disabled (as defined in the Company’s disability plan) during the 2005 Performance Cycle, you may receive Plan incentive compensation but only to the extent the Performance Criteria described in Section 1.03[1] are met at any time during the 2005 Performance Cycle. In this case, you (or your beneficiary) will receive the amount described in Section 1.03[1] reduced to reflect the number of whole months that you worked during the 2005 Performance Cycle (e.g., if you worked only 50 percent of the 2005 Performance Cycle, you (or your beneficiary) would receive only 50 percent of the amount described in Section 1.03[1]).

•	If you die, Retire (i.e., terminate employment after age 55) or become disabled (as defined in the Company’s disability plan) during the 2005 Performance Cycle, you may receive Plan incentive compensation but only to the extent the Performance Criteria described in Section 1.03[2] are met at the end of the 2005 Performance Cycle. In this case, you (or your beneficiary) will receive the amount described in Section 1.03[2] reduced to reflect the number of whole months that you worked during the 2005 Performance Cycle (e.g., if you worked only 50 percent of the 2005 Performance Cycle, you (or your beneficiary) would receive only 50 percent of the amount described in Section 1.03[2]).

•	If you terminate employment before the end of the 2005 Performance Cycle for any reason other than death, retirement or disability, you will not receive any incentive compensation for the 2005 Performance Cycle, even if the Performance Criteria described in Section 1.03 are met.

•	If a “change in control” (as defined in the Plan) occurs during the 2005 Performance Cycle, you will receive 100 percent of your Stretch bonus amount regardless of whether (1) the Performance Criteria for the 2005 Performance Cycle have been met and (2) the 2005 Performance Cycle has been completed.

•	As of the end of the 2005 Performance Cycle, the Compensation Committee will review the extent to which Performance Criteria have been met and whether (and how much) incentive compensation is due under the Plan. The Compensation Committee will certify its conclusions to the Board.

•	Any incentive compensation you earn for 2005 will be paid in a lump sum no later than 90 days after the end of the 2005 Performance Cycle. However, if there is a change in control during the 2005 Performance Cycle, 100 percent of your Stretch bonus amount will be paid no later than 60 days after the change in control occurs.

•	You may designate a beneficiary to receive any Plan incentive compensation that becomes due after your death. This can be done by completing the attached beneficiary designation form. If you do not complete this form, any Plan incentive compensation due at your death will be paid to your surviving spouse or, if you leave no surviving spouse, to your estate.

3.00 You must sign this form . . .

Note: You will not receive any Plan incentive compensation unless you return a signed copy of this Notice to the Compensation Committee, c/o Christine A. Murry, Corporate Counsel and Assistant Secretary of the Company, at the Company’s corporate offices, 5000 Tuttle Crossing Boulevard, Dublin, Ohio no later than March 31, 2005.

By signing below, I acknowledge that I understand the terms of the Dominion Homes, Inc. Incentive Growth Plan and the conditions that must be met before I can receive any incentive compensation from that plan.

EMPLOYEE:

Douglas G. Borror	(Date)

RECEIVED BY:

(Authorized Dominion Homes, Inc. representative)	(Date)

Print Name

ATTACHMENT

TO

DOMINION HOMES, INC.

INCENTIVE GROWTH PLAN

NOTICE OF PARTICIPATION AND ELGIBILITY

Beneficiary Designation

Primary Beneficiary Designation. I designate the following persons as my Primary Beneficiary or Beneficiaries to receive any amounts payable on my death under this Agreement. This benefit will be paid, in the proportion specified, to:

% to
		(Name)	(Relationship)

Address:

% to
		(Name)	(Relationship)

Address:

% to
		(Name)	(Relationship)

Address:

% to
		(Name)	(Relationship)

Address:

Note: You are not required to name more than one Primary Beneficiary but if you do, the sum of these percentages may not be larger than 100 percent.

Contingent Beneficiary Designation. If one or more of my Primary Beneficiaries dies before I die, I direct that any amounts payable on my death under this Agreement benefit that might otherwise have been paid to that Beneficiary:

Be paid to my other named Primary Beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased Primary Beneficiary); or

Be distributed among the following Contingent Beneficiaries

% to
		(Name)	(Relationship)

Address:

% to
		(Name)	(Relationship)

Address:

% to
		(Name)	(Relationship)

Address:

Note: You are not required to name more than one Contingent Beneficiary but if you do, the sum of these percentages may not be larger than 100 percent.

(Signature)	(Date)

(Print Name)

(Address)

RECEIVED BY:

(Authorized Dominion Homes, Inc. representative)	(Date)